As filed with the Securities and Exchange Commission on September 20, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KB Home

See Table of Additional Registrants

(Exact name of each registrant as specified in its charter)

Delaware See Table of Additional Registrants	10990 Wilshire Blvd. Los Angeles, CA 90024 (310) 231-4000	95-3666267 See Table of Additional Registrants
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of principal executive offices of the registrants)	(I.R.S. Employer Identification No.)

Brian J. Woram

Executive Vice President, General Counsel and Secretary

KB Home

10990 Wilshire Blvd.

Los Angeles, CA 90024

(310) 231-4000

(Name, address, including zip code, and telephone number,

including area code, of agent for service for the registrant and each additional registrant)

Copies to:

Michael J. O’Sullivan

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, CA 90071

(213) 683-9100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)(3)	Proposed Maximum Offering Price per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Debt Securities
Guarantees of Debt Securities(4)
Preferred Stock(5)
Common Stock(5)
Warrants
Stock Purchase Contracts(5)
Stock Purchase Units(5)
Depositary Shares(5)

(1)	Securities registered hereunder may be sold separately, together or in units with other securities registered hereby or other securities.
(2)	An unspecified aggregate initial offering price or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and amounts. In accordance with Rules 456(b) and 457(r), KB Home is deferring payment of all of the registration fee, except for $24,742.02 that has already been paid with respect to securities that were previously registered pursuant to a registration statement on Form S-3ASR (File No. 333-154432) filed by KB Home on October 17, 2008.
(3)	Omitted pursuant to General Instruction II.E. of Form S-3.
(4)	No separate consideration will be received for the guarantees of debt securities.
(5)	In addition to any preferred stock, depositary shares or common stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of preferred stock, depositary shares and common stock as may be issued upon conversion or exchange of debt securities, preferred stock or depositary shares, as the case may be. Separate consideration may or may not be received for any shares of preferred stock, depositary shares or common stock so issued upon conversion or exchange. There are also being registered hereunder an indeterminate number of shares of common stock as may be issued upon settlement of stock purchase contracts or stock purchase units, as the case may be. The preferred stock purchase rights are not presently exercisable and do not trade separately from the common stock.

TABLE OF ADDITIONAL REGISTRANTS(1)

Exact Name of Each Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
KB HOME Coastal Inc.	California	93-1059273
KB HOME Greater Los Angeles Inc.	California	95-6091322
KB HOME Orlando LLC	Delaware	71-0904756

(1)	The address, including zip code, and telephone number, including area code, for each of the additional registrants is 10990 Wilshire Blvd., Los Angeles, California 90024, (310) 231-4000.

PROSPECTUS

Debt Securities

Guarantees of Debt Securities

Preferred Stock

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Depositary Shares

We will provide specific terms of these securities in supplements and/or in free writing prospectuses accompanying this prospectus. You should read this prospectus and any supplement and free writing prospectus accompanying this prospectus carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “KBH.” Any common stock issued pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange or a successor thereof.

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” on page 3 of this prospectus and the risk factors disclosed in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement or free writing prospectus accompanying this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 20, 2011.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with any information that is different or to make any different or additional representations. We are not making any offer to sell these or any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than the date on the front of each such document.

When this prospectus, any prospectus supplement or any free writing prospectus uses the words “KB Home,” “we,” “us,” and “our,” they refer to KB Home and its subsidiaries unless otherwise stated or the context otherwise requires. Our fiscal year ends on November 30. When this prospectus, any prospectus supplement or any free writing prospectus refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

When we refer in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus or in the documents incorporated or deemed incorporated by reference herein or therein to “homes” or “units,” we mean single-family residences, which include detached and attached single-family homes, town homes and condominiums, and references to our homebuilding revenues and similar references refer to revenues derived from sales of single-family residences, in each case unless otherwise expressly stated or the context otherwise requires.

The information in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus and in the documents incorporated by reference or deemed incorporated by reference herein or therein concerning the homebuilding industry, our market share or our size relative to other homebuilders and similar matters is derived principally from publicly available information and from industry sources. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of this information and we cannot assure you of its accuracy.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement or free writing prospectus accompanying this prospectus before acquiring any of such securities.

FORWARD-LOOKING STATEMENTS

You are cautioned that certain statements contained or incorporated or deemed to be incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,”

“anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial or operating performance (including future revenues, homes delivered, selling prices, expenses, expense ratios, margins, liquidity, earnings or earnings per share, or growth or growth rates), future market conditions, future interest rates, and other economic conditions, ongoing business strategies or prospects, future dividends and changes in dividend levels, the value of backlog (including amounts that we expect to realize upon delivery of homes included in backlog and the timing of those deliveries), potential future acquisitions and the impact of completed acquisitions, future share repurchases and possible future actions, which may be provided by us, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our operations, economic and market factors and the homebuilding industry, among other things. These statements are not guarantees of future performance, and we have no specific policy or intention to update these statements.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to: general economic, employment and business conditions; adverse market conditions that could result in additional impairments or abandonment charges and operating losses, including an oversupply of unsold homes, declining home prices and increased foreclosure and short sale activity, among other things; conditions in the capital and credit markets (including residential consumer mortgage lending standards, the availability of residential consumer mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level, including our ratio of debt to total capital, and our ability to adjust our debt level and structure; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition for home sales from other sellers of new and existing homes, including sellers of homes obtained through foreclosures or short sales; weather conditions, significant natural disasters and other environmental factors; government actions, policies, programs and regulations directed at or affecting the housing market (including, but not limited to, the Dodd-Frank Wall Street Reform and Protection Act, tax credits, tax incentives and/or subsidies for home purchases, tax deductions for residential consumer mortgage interest payments and property taxes, tax exemptions for profits on home sales, and programs intended to modify existing mortgage loans and to prevent mortgage foreclosures), the homebuilding industry, or construction activities; the availability and cost of land in desirable areas and our ability to identify and acquire such land; legal or regulatory proceedings or claims, including the involuntary bankruptcy and other legal proceedings involving the South Edge, LLC residential development joint venture located in Las Vegas, Nevada in which we are a participant; the confirmation by the bankruptcy court of a consensual plan of reorganization for South Edge, LLC and the implementation of such a plan in accordance with the consensual agreement effective June 10, 2011 among us, the administrative agent for the lenders to South Edge, LLC, several of those lenders, and certain of the other members of South Edge, LLC and their respective parent companies; the ability and/or willingness of participants in our unconsolidated joint ventures to fulfill their obligations; our ability to access capital; our ability to use the net deferred tax assets we have generated; our ability to successfully implement our current and planned product, geographic and market positioning (including, but not limited to, our efforts to expand our inventory base/pipeline with desirable land positions or interests at reasonable cost and to expand our community count and open new communities), revenue growth and cost reduction strategies; consumer traffic to our new home communities and consumer interest in our product designs, including The Open Series ™; the impact of our unconsolidated mortgage banking joint venture with a subsidiary of Bank of America, N.A. ceasing to accept loan applications effective June 27, 2011 and ceasing to offer mortgage banking services to our homebuyers after June 30, 2011; the manner in which our homebuyers are offered and obtain residential consumer mortgage loans and mortgage banking services; and other events outside of our control. Please see our Annual Report on Form 10-K for the year ended November 30, 2010, our Quarterly Reports on Form 10-Q for the quarters ended February 29, 2011 and May 31, 2011 and our other filings with the Securities and Exchange Commission (the “SEC”) for a further discussion of these and other risks and uncertainties applicable to our business.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we or parties acting on our behalf will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any free writing prospectus prepared by us or on our behalf, together with additional information described immediately below under the heading “Where You Can Find More Information.”

Any statements in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus concerning the provisions of any document are not complete. In each instance, reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC. Our common stock is listed on the New York Stock Exchange under the trading symbol “KBH.” Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than filings or portions of filings that under applicable SEC rules are furnished instead of filed) we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until this prospectus is no longer deemed effective.

(1)	Our Annual Report on Form 10-K for the year ended November 30, 2010;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended February 28, 2011 and May 31, 2011;

(3)	Our Current Reports on Form 8-K filed on February 2, 2011, February 4, 2011, April 6, 2011, June 16, 2011, and June 29, 2011 (only as to the information reported under Item 8.01 therein); and

(4)	The description of our Common Stock included in our Registration Statement on Form 8-A filed on June 30, 1986, and the description of our Rights to Purchase Series A Participating Cumulative Preferred Stock included in our Registration Statement on Form 8-A filed on January 27, 2009, as amended by our Registration Statement on Form 8-A/A filed on January 27, 2009.

Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus or in an applicable prospectus supplement or free writing prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors will find important. You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing to us at our principal executive offices at the following address: KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024, Attention: Investor Relations. You may also telephone us at (310)  231-4000.

DESCRIPTION OF KB HOME

We are one of the largest and most recognized homebuilding companies in the United States with operating divisions in the following regions and states: West Coast — California; Southwest — Arizona and Nevada; Central — Colorado and Texas; and Southeast — Florida, Maryland, North Carolina and Virginia. We have delivered over half a million quality homes for families since our founding in 1957.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the development of new residential properties and commercial projects, the repayment of debt and possible land or corporate acquisitions. The net proceeds may be invested temporarily or applied to repay debt until they are used for their stated purpose or for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Six Months Ended May 31, 2011	Years Ended November 30,
		2010	2009	2008	2007	2006
Ratios of earnings to fixed charges(1)	(2)	(2)	(2)	(2)	(2)	2.90x

(1)	We compute earnings by adding fixed charges (except capitalized interest) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures). We compute fixed charges by adding interest expense and capitalized interest and the portion of rental expense we consider to be interest. No preferred stock was outstanding during any of the periods presented in the above table.
(2)	Earnings for the years ended November 30, 2007, 2008, 2009 and 2010 were insufficient to cover fixed charges for the respective period by $1.30 billion, $824.1 million, $197.6 million and $15.4 million, and earnings for the six months ended May 31, 2011 were insufficient to cover fixed charges for the period by $121.0 million.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our senior, senior subordinated or subordinated debt securities. The senior debt securities will be issued under a senior indenture dated as of January 28, 2004, as amended on June 30, 2004, May 1, 2006, November 9, 2006 and August 17, 2007, and as may be further amended and supplemented, by and between us, the Guarantors (as defined below) party thereto from time to time and U.S. Bank National Association (successor in interest to SunTrust Bank), as trustee. The senior subordinated debt securities will be issued under a senior subordinated indenture by and between us, the Guarantors party thereto from time to time and the trustee named in the prospectus supplement relating to an issue of our senior subordinated debt securities. The subordinated debt securities will be issued under a subordinated indenture by and between us, the Guarantors party thereto from time to time and the trustee named in the prospectus supplement relating to an issue of our subordinated debt securities. Throughout this section, we will refer either to the indentures, which includes the senior indenture, the senior subordinated indenture and the subordinated indenture, each as it may be amended or supplemented from time to time, or individually to each separate indenture, as it may be amended or supplemented from time to time, where appropriate.

The following summary of some of the terms of our debt securities and the indentures sets forth certain general terms that might apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement and/or free writing prospectus relating to those debt securities. To the extent that any description in a prospectus supplement or in a free writing prospectus of particular terms of debt securities or of an indenture differs from this description, this description will be deemed to have been superseded by the description in that prospectus supplement or in that free writing prospectus in respect of those particular terms of the debt securities or that indenture.

Copies of the forms of indentures and the forms of certificates evidencing the debt securities have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents that are or will be incorporated by reference in this prospectus. You may obtain copies of these documents as described above under “Where You Can Find More Information,” and we urge you to read these documents before you invest in the debt securities. The following is a summary of selected provisions of the indentures and the debt securities. Certain terms used in this description are defined below in the subsection “— Certain Definitions.” This summary is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indentures and the certificates evidencing the debt securities, which are incorporated by reference in this prospectus. Some capitalized terms used in the following summary and not defined have the meanings given to those terms in the applicable indentures.

In this section, references to “KB Home,” “we,” “our” and “us” mean KB Home excluding, unless the context otherwise requires or we otherwise expressly state, our subsidiaries.

General

Each indenture provides that we may issue debt securities under that indenture from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance. None of the indentures limits the amounts of debt securities we may issue under that indenture.

Under each indenture, we may, without the consent of the holders of any debt securities under that indenture, from time to time in the future “reopen” any series of debt securities and issue additional debt securities of that series. The debt securities of a series and any additional debt securities of that series that we may issue in the future upon a reopening will constitute together a single series of debt securities under that indenture. This means that, in circumstances where an indenture provides for the holders of debt securities of any series to vote or take any action, the original debt securities of a series, together with any additional debt securities of that series that we may issue by reopening the series, will vote or take that action as a single class.

The debt securities will be our unsecured senior, unsecured senior subordinated or unsecured subordinated obligations. See “— Holding Company Structure” and “— Ranking” below. The debt securities will initially have the benefit of guarantees (each a “Guarantee” and, collectively, the “Guarantees”) from certain of our subsidiaries. The Guarantors as of the date of this prospectus are KB HOME Coastal Inc., a California corporation; KB HOME Greater Los Angeles Inc., a California corporation; and KB HOME Orlando LLC, a Delaware limited liability company. Under certain circumstances, any or all of the Guarantors may be released from their Guarantees of the debt securities, or other of our Subsidiaries may be required to guarantee the debt securities. See “— Guarantees.” Each Guarantee will be the unsecured senior, unsecured senior subordinated or unsecured subordinated obligation of the related Guarantor. See “— Ranking.”

The debt securities may be denominated and payable in United States dollars or foreign currencies or units based on or relating to foreign currencies. Special United States federal income tax considerations applicable to any debt securities so denominated will be described in the applicable prospectus supplement.

Although the indentures permit us to issue debt securities in bearer form, unless otherwise provided in a prospectus supplement with respect to the debt securities offered thereby, the debt securities will be issued only in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The prospectus supplement relating to the debt securities of the series offered thereby, which we sometimes refer to as the “offered debt securities,” will specify the following terms of the offered debt securities, if applicable:

•	the title of the offered debt securities and whether those offered debt securities will be senior, senior subordinated or subordinated debt securities;

•	the aggregate principal amount of the offered debt securities;

•	the purchase price and denomination of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the interest rate or rates, if any, that the offered debt securities will bear, or the method by which such rate will be determined;

•	the date from which interest, if any, will accrue, the interest payment dates and the regular record dates for the offered debt securities;

•	any optional or mandatory redemption or repayment provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the offered debt securities;

•	the terms, if any, on which the offered debt securities may be converted into or exchanged for our stock or other securities or stock or other securities of other entities;

•

any restrictive covenants not described below in “— Certain Covenants” and “— Consolidation, Merger and Sale of Assets,” and any addition to, or modification or deletion of, any covenant, with respect to the offered debt securities;

•	whether the offered debt securities will be issued as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

•

any special United States federal income tax considerations applicable to the offered debt securities, including in respect of any offered debt securities that are original issue discount securities, which bear no interest or bear interest payable in cash at below-market rates and are sold at a discount below their stated principal amount; and

•	any other specific terms of the offered debt securities.

Exchange, Registration and Transfer

Registered debt securities may be transferred and debt securities in registered or bearer form may be exchanged at the office or agency that we maintain for these purposes which, unless otherwise provided in respect of a series of debt securities in the prospectus supplement offering debt securities of that series, will be located in the Borough of Manhattan, The City of New York. The office or agency initially maintained by us for the foregoing purposes will be the office of the trustee in the Borough of Manhattan, The City of New York designated for such purpose. No service charge shall be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Debt securities in bearer form and related coupons, if any, will be transferable upon delivery.

In the case of debt securities of any series that are redeemable at our option, we will not be required to issue, exchange or register a transfer of:

•

any debt securities of that series during a period beginning at the opening of business 15 days before any day of the selection for redemption of debt securities of like tenor and terms and of the same series and ending at the close of business on the day of such selection;

•

any debt securities of that series in registered form, or portion thereof, so selected for redemption except, in the case of any such debt securities to be redeemed in part, the portions thereof not selected to be redeemed;

•

any debt securities of that series in bearer form so selected for redemption except, to the extent provided with respect to such debt securities, that such debt securities may be exchanged for debt securities in registered form of like tenor and terms and of the same series, provided that the debt securities in registered form shall be simultaneously surrendered for redemption with written instruction for payment consistent with the provisions of the applicable indenture; or

•

any debt securities of that series which, in accordance with their terms, have been surrendered for repayment at the option of the holder and not withdrawn, except the portion, if any, of such debt securities not to be so repaid.

Payment and Paying Agent

We will pay principal of and any premium or interest on registered debt securities in the designated currency or currency unit at the office or agency maintained by us for that purpose which, unless otherwise provided in respect of a series of debt securities in the prospectus supplement offering debt securities of that series, will be located in the Borough of Manhattan, The City of New York; provided that payments of interest on registered debt securities may be made, at our option, by check mailed to the address of the persons entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States; and provided, further, that payments on registered debt securities in global form that are registered in the name of a depository or its nominee will be made by wire transfer, unless otherwise provided in the applicable prospectus supplement with respect to the debt securities of any such series. The office or agency initially maintained by us for the foregoing purposes will be the office of the trustee in the Borough of Manhattan, The City of New York designated for such purpose. Interest payable on coupons pertaining to debt securities in bearer form will be paid only upon presentation and surrender of those coupons.

If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the trustee or paying agent will, on our request, release any unclaimed amounts to us, and the holder of that debt security or coupon, as the case may be, shall look only to us and the Guarantors for any payment they may be entitled to collect, subject to the escheatment of any unclaimed amounts pursuant to applicable state law.

If any interest payment date, redemption date, date for repayment or repurchase at the option of the holder or maturity date of any of the debt securities is not a Business Day at any Place of Payment, then payment of principal and any premium or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment, and no interest will accrue on the amount so payable for the period from and after such interest payment date, redemption date, date for repayment or repurchase at the option of the holder or maturity date, as the case may be.

Book-Entry; Delivery and Form

If the debt securities of any series will be issued in the form of one or more global debt securities in fully registered form, without interest coupons (each, a “global debt security”), each global debt security will be deposited with, or on behalf of, a custodian for the applicable depository (the “Depository”) and will be registered in the name of the Depository or its nominee. Unless we specify otherwise in a prospectus supplement, the Depository for the global debt securities will be The Depository Trust Company, New York, New York. Investors may hold their beneficial interests in a global debt security directly through the Depository, if they are participants in the Depository’s electronic book-entry registration and transfer system, or indirectly through organizations that are participants in the system.

Except as set forth below, the global debt securities may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or its nominee to a successor depository or any nominee of such successor. Beneficial interests in global debt securities may not be exchanged for debt securities in definitive certificated form (“certificated debt securities”) except in the limited circumstances described below.

All interests in the global debt securities will be subject to the procedures and requirements of the Depository.

Certificated Debt Securities. The indentures provide that the global debt securities of any series will be exchangeable for certificated debt securities of that series if:

(a) the Depository notifies us that it is unwilling or unable to continue as Depository for the global debt securities of that series or the Depository for the global debt securities of that series ceases to be a clearing agency registered as such under the Exchange Act, if so required by the applicable law or regulation, and no successor Depository for the global debt securities of that series shall have been appointed within 90 days of such notification or of our becoming aware of the Depository’s ceasing to be so registered, as the case may be;

(b) we, in our sole discretion, determine that the debt securities of that series will no longer be represented by global debt securities and execute and deliver to the applicable trustee an order to the effect that the global debt securities of that series shall be so exchangeable; or

(c) an Event of Default has occurred and is continuing with respect to the debt securities of that series.

Upon any such exchange, we will execute, and the applicable trustee will authenticate and deliver, certificated debt securities of the applicable series in exchange for interests in the global debt securities of that series. We anticipate that those certificated debt securities will be registered in such names as the Depository instructs the trustee and that those instructions will be based upon directions received by the Depository from its participants with respect to ownership of beneficial interests in the global debt securities of that series.

Book-Entry System. The Depository has advised us that it is:

•	a limited purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve system;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

The Depository holds securities of institutions that have accounts with the Depository (“participants”) and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. The Depository’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (or their representatives) own the Depository. Indirect access to the Depository’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of the Depository only through participants or indirect participants.

We expect that, upon the issuance of a global debt security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of participants. Ownership of beneficial interests in the global debt securities will be limited to participants or persons that may hold interests, directly or indirectly, through participants. Ownership of beneficial interests in the global debt securities will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the Depository (with respect to participants’ interests) and records maintained by participants and indirect participants (with respect to the owners of beneficial interests in the global debt securities other than participants). Likewise, beneficial interests in global debt securities may be transferred only in accordance with the Depository’s procedures, in addition to those provided for under the indentures. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such debt securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global debt securities.

So long as the Depository or its nominee is the registered holder of the global debt securities of any series, the Depository or such nominee, as the case may be, will be considered the sole owner and holder of the related debt securities for all purposes under the applicable indenture. Except as described herein, owners of beneficial interests in the global debt securities will not be entitled to have the debt securities represented by such global debt securities registered in their names and will not receive or be entitled to receive physical delivery of certificated debt securities. In addition, owners of beneficial interests in the global debt securities will not be considered to be the owners or registered holders of the debt securities represented by those beneficial interests under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each person owning a beneficial interest in a global debt security of any series must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the person or persons through which such person owns its beneficial interest in order to exercise any right of a registered holder of debt securities of that series. We understand that under existing industry practice, if the Depository is entitled to take any action as the registered holder of a global debt security, the Depository would authorize its participants to take such action and that the participants and the indirect participants would authorize owners of beneficial interests owning through them to take such action or would otherwise act upon the instructions of owners of beneficial interests.

Payment of principal of and any premium or interest on debt securities represented by a global debt security registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered holder of such global debt security. We expect that the Depository or its nominee, upon receipt of any payment in respect of a global debt security, will credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of the Depository or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in a global debt security will be governed by standing instructions and customary practices and will be the responsibility of such participants and indirect participants and not of the Depository. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, ownership of beneficial interests in the global debt securities or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between the Depository and its participants and indirect participants or the relationship between such participants and indirect participants and the owners of beneficial interests owning through such participants and indirect participants.

The information in this subsection “— Book-Entry; Delivery and Form” concerning the Depository and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Holding Company Structure

The debt securities will initially be guaranteed by certain of our subsidiaries. See “— Guarantees” below. However, subsidiaries of ours that are not Guarantors of the debt securities can generate significant revenues and income for us and may hold a significant amount of our consolidated assets. We refer to these subsidiaries as the “Non-Guarantor Subsidiaries.”

We are a holding company, and we conduct our operations through subsidiaries. We derive substantially all our revenues from our subsidiaries, and all our operating assets are owned by our subsidiaries. As a result, our cash flow and our ability to service our debt, including the debt securities, depends on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us cash. Our subsidiaries are separate and distinct legal entities, and the Non-Guarantor Subsidiaries have no obligation to make payments on the debt securities or to make any funds available for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to contractual and other restrictions, depend on their results of operations and are subject to other business considerations.

Because of our holding company structure, the debt securities will be effectively subordinated to all existing and future liabilities of our Non-Guarantor Subsidiaries. These liabilities may include secured and unsecured indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any Non-Guarantor Subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. However, even if we are a creditor of one of our Non-Guarantor Subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by us.

See “— Ranking — Subordination of Senior Subordinated Debt Securities and Guarantees” and “— Ranking — Subordination of Subordinated Debt Securities and Guarantees” below for information as to the terms on which the senior subordinated debt securities and the subordinated debt securities and the related Guarantees will be subordinated in right of payment to Senior Indebtedness. The debt securities and the Guarantees will also be effectively subordinated to our secured indebtedness and to the secured indebtedness of the Guarantors, respectively.

Guarantees

The senior indenture provides that payment of principal of and any premium and interest on the senior debt securities will be unconditionally guaranteed, jointly and severally, on an unsecured senior basis by the Guarantors. The senior subordinated indenture provides that payment of principal of and any premium and interest on the senior subordinated debt securities will be unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis by the Guarantors. The subordinated indenture provides that payment of principal of and any premium and interest on the subordinated debt securities will be unconditionally guaranteed, jointly and severally, on an unsecured subordinated basis by the Guarantors.

Each indenture provides that the obligations of each Guarantor under its Guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding this limitation, a court would not find that a Guarantee violated applicable fraudulent conveyance, fraudulent transfer or other similar laws. If that were to occur, the court could void the applicable Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt of the Guarantor or take other action detrimental to holders of the debt securities, including directing the return of any payments received by holders from the applicable Guarantor.

Ranking of Guarantees. For information regarding the ranking of the Guarantees of the senior debt securities, the Guarantees of the senior subordinated debt securities and the Guarantees of the subordinated debt securities, see “— Ranking” below.

Release of Guarantors. Each indenture provides that, for so long as we are not a party to or bound by the terms of any Substitute Credit Facility, as is the case as of the date of this prospectus, if a Guarantor shall cease to be a Domestic Significant Subsidiary, such Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under such indenture and its Guarantee of the debt securities issued under such indenture without any further action required on the part of us, the other Guarantors, the trustee under such indenture or any holder of debt securities issued under such indenture; provided that all guarantees by such Guarantor of any other Indebtedness of ours and of any our Subsidiaries (other than, in the case of the senior subordinated indenture, guarantees that constitute Senior Indebtedness of such Guarantor under the senior subordinated indenture and, in the case of the subordinated indenture, guarantees that constitute Senior Indebtedness of such Guarantor under the subordinated indenture) are terminated at or prior to the time of such release.

Additional Guarantors. Each indenture provides that, for so long as we are a party to or bound by the terms of any Substitute Credit Facility, if any of our Subsidiaries that is not then a Guarantor guarantees any indebtedness or other obligations of ours under any Substitute Credit Facility, then, contemporaneously with or prior to the effectiveness of such guarantee, we shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture. Each indenture also provides that, for so long as we are not a party to or bound by the terms of any Substitute Credit Facility, if any of our Subsidiaries that is not a Guarantor either (a) is or becomes a Domestic Significant Subsidiary or (b) guarantees any Subject Notes, then we shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture.

Each indenture also provides that, anything therein to the contrary notwithstanding, we will not cause or permit any of our Subsidiaries to guarantee any of the Subject Notes unless such Subsidiary is either a Guarantor of the debt securities under such indenture or, contemporaneously with or prior to the effectiveness of such Subsidiary’s guarantee of such Subject Notes, such Subsidiary enters into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture.

As used in the three preceding paragraphs, the term “guarantee” (but not the term “Guarantee”) means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person including, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay principal of or interest on (or advance or supply funds or pledge assets for the purchase or payment of or payment of interest on) Indebtedness of such other Person (whether by agreement to provide additional capital or to maintain financial condition or other similar agreement), and such term, when used as a verb in any of the three preceding paragraphs, shall have a correlative meaning.

Ranking

Ranking of Senior Debt Securities and Guarantees

Our senior debt securities will be unsecured and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. Each Guarantee of senior debt securities by a Guarantor will be an unsecured senior obligation of such Guarantor and will rank equally in right of payment with all of such Guarantor’s other unsecured and unsubordinated indebtedness and guarantees. However, the senior debt securities will be effectively subordinated to all existing and future liabilities of our Non-Guarantor Subsidiaries, and the senior debt securities and each Guarantor’s Guarantee of the senior debt securities will also be effectively subordinated to all existing and future secured indebtedness of ours and of such Guarantor, respectively, all as described above under “— Holding Company Structure.”

Subordination of Senior Subordinated Debt Securities and Guarantees

Our senior subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner provided in the senior subordinated indenture, to all of our existing and future Senior Indebtedness, including the senior debt securities. Each Guarantee of senior subordinated debt securities by a Guarantor will be an unsecured obligation of such Guarantor and will be subordinate and junior in right of payment, to the extent and in the manner provided in the senior subordinated indenture, to all of such Guarantor’s existing and future Senior Indebtedness, including any Guarantees of senior debt securities.

The senior subordinated indenture defines “Senior Indebtedness” with respect to us or any Guarantor of the senior subordinated debt securities, as the case may be, to mean the principal of (and premium, if any) and unpaid interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Laws, whether or not the payment of such interest is permitted by law) or accrued original issue discount on and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by us or such Guarantor, as the case may be, whether outstanding on the date of the senior subordinated indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Debt; provided, however, that the following will not constitute Senior Indebtedness of ours or such Guarantor, as the case may be:

•

any Debt of ours or of such Guarantor, as the case may be, as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other Debt of ours or of such Guarantor, as the case may be, not expressly subordinated to such Debt;

•

any Debt of ours or of such Guarantor, as the case may be, which by its terms refers explicitly, in our case, to the senior subordinated debt securities, or, in the case of such Guarantor, to the Guarantees of the senior subordinated debt securities and states that such Debt shall not be senior in right of payment to the senior subordinated debt securities or to the Guarantees of the senior subordinated debt securities, as the case may be;

•	in our case, any of our Debt in respect of the senior subordinated debt securities;

•	in the case of such Guarantor, all Guarantees of such Guarantor in respect the senior subordinated debt securities;

•	in our case, any of our Debt to any of our Subsidiaries;

•	in the case of such Guarantor, any Debt of such Guarantor to any Subsidiary of such Guarantor or of ours;

•

in our case, any of our Debt to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated into our consolidated financial statements;

•

in the case of such Guarantor, any Debt of such Guarantor to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated into our or such Guarantor’s consolidated financial statements;

•	in our case, any of our Debt that by its terms ranks pari passu with or subordinate to the senior subordinated debt securities; and

•	in the case of such Guarantor, any Debt of such Guarantor that by its terms ranks pari passu with or subordinate to such Guarantor’s Guarantees of the senior subordinated debt securities.

The senior subordinated indenture provides that, for purposes of the foregoing definition, all references to Debt of any Guarantor shall include all obligations of such Guarantor as a guarantor of any Debt of others and, without limitation to the foregoing, any guarantee by such Guarantor of any senior debt securities issued by us under the senior indenture shall constitute Senior Indebtedness of such Guarantor.

Anti-Layering Covenant. The senior subordinated indenture provides that neither we nor any Guarantor of the senior subordinated debt securities will incur any Debt that is subordinated by the terms of the instrument creating such Debt in right of payment to any other Debt of ours or of such Guarantor, respectively, and that is not expressly by the terms of the instrument creating such Debt made pari passu with, or subordinate and junior in right of payment to, the senior subordinated debt securities or such Guarantor’s Guarantee of the senior subordinated debt securities, respectively. The senior subordinated indenture provides that, for purposes of the preceding sentence, references to Debt of any Guarantor shall include all obligations of such Guarantor as guarantor of any Debt of others.

Subordination Following Insolvency or Bankruptcy. The senior subordinated indenture provides that, upon any distribution of our assets in the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets, or

•	our liquidation, dissolution or other winding up, whether voluntary or involuntary, or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities, then and in that event:

•

holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all of our Senior Indebtedness, or provision will be made for that payment in cash, before holders of senior subordinated debt securities are entitled to receive any payment on account of the principal of or any premium or interest on or any other amount owing in respect of the senior subordinated debt securities; and

•

any payment or distribution of our assets, of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which holders of senior subordinated debt securities would be entitled but for the subordination provisions in the senior subordinated indenture will, subject to limited exceptions, be paid directly to the holders of our Senior Indebtedness or their representatives to the extent necessary to pay in full all of our Senior Indebtedness.

Notwithstanding the provisions described in the preceding paragraph, if the trustee under the senior subordinated indenture or the holder of any senior subordinated debt securities receives any payment or distribution of our assets, subject to limited exceptions, before all of our Senior Indebtedness is paid in full or payment of all of our Senior Indebtedness is provided for, that payment or distribution will be held in trust for the benefit of and paid over or delivered to the holders of that Senior Indebtedness or their representatives to the extent necessary to pay all of our Senior Indebtedness in full.

Our consolidation with or our merger into another corporation or our liquidation or dissolution following the conveyance or transfer of all or substantially all our assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities for the purposes of the subordination provisions described above if the successor or transferee Person shall, as a part of that transaction, comply with the conditions described under “— Consolidation, Merger and Sale of Assets.”

Prohibition on Payments Following Acceleration of the Senior Subordinated Debt Securities. If payment of any of our senior subordinated debt securities is accelerated because of an Event of Default, we must promptly notify holders of our Senior Indebtedness of the acceleration. We may not pay or acquire the senior subordinated debt securities until 135 days have passed after that acceleration occurs and may thereafter pay or acquire the senior subordinated debt securities only if we are permitted to do so under the subordination provisions of our senior subordinated indenture.

Prohibition on Payments Following Certain Defaults on Senior Indebtedness. We may not make any payment of the principal of or any premium or interest on or any other amount owing in respect of the senior subordinated debt securities, and we may not acquire any senior subordinated debt securities for cash or property, if:

•	a default on our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, and

•

unless that default relates to a failure by us to make any payment in respect of that Senior Indebtedness when due or within any applicable grace period (a “Payment Default”), that default is either the subject of judicial proceedings or we receive notice of the default. If we receive notice of the default, then a similar notice received within nine months after the original notice relating to the same default on the same issue of our Senior Indebtedness will not be effective for purposes of the provisions described in this paragraph.

We may resume making payments on the senior subordinated debt securities and may acquire senior subordinated debt securities if and when:

•

(1) 135 days pass after, in the case of a Payment Default, the later of the date that payment was due and the expiration of any applicable grace period for that payment or, in the case of any other such default, the date the related judicial proceedings commence or that notice of the default is given to us, as the case may be, and (2) the Senior Indebtedness in respect of which the default exists has not been declared due and payable in its entirety within that 135 day period or, if declared due and payable, that declaration has been rescinded, waived or annulled; or

•	the default with respect to the applicable Senior Indebtedness is cured or waived,

and, in any case described above, the subordination provisions of the senior subordinated indenture otherwise permit the payment or acquisition of senior subordinated debt securities at that time.

If, notwithstanding the provisions described in the two immediately preceding paragraphs, we make any payment to the trustee for, or the holders of, the senior subordinated debt securities that is prohibited by those provisions, then that payment will be held in trust for the benefit of and be paid over or delivered to the holders of the Senior Indebtedness or their representatives.

Subordination Provisions Applicable to the Guarantors and Prohibitions on Payments by the Guarantors. A Guarantor’s obligations under its Guarantee of our senior subordinated debt securities are senior subordinated obligations of such Guarantor. As a result, a Guarantor’s obligations to make payments under its Guarantee of our senior subordinated debt securities will be subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor on substantially the same terms (as described above) as our obligations to make payments on our senior subordinated debt securities are subordinated in right of payment to all of our existing and future Senior Indebtedness. Accordingly, payments under each Guarantor’s Guarantee of the senior subordinated debt securities will be subordinated to the prior payment of all Senior Indebtedness of such Guarantor under subordination and payment blockage provisions substantially the same as those pursuant to which our obligations under the senior subordinated debt securities will be subordinated to the prior payment of our Senior Indebtedness as described above. For example, if there is any insolvency or bankruptcy case or proceeding relative to a Guarantor, holders of Senior Indebtedness of such Guarantor will be entitled to receive payment in full of all amounts due or to become due in respect of the Senior Indebtedness of such Guarantor before any payment is made under its Guarantee of the senior subordinated debt securities, all on terms substantially similar to those described above under “— Subordination Following Insolvency or Bankruptcy.” Likewise, each Guarantor will be prohibited from making any payment under its Guarantee of the senior subordinated debt securities if the senior subordinated debt securities are accelerated because of an Event of Default or if a default on any of our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, all on terms substantially similar to those described above under “— Prohibition on Payments Following Acceleration of the Senior Subordinated Debt Securities” and “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness.” In addition, the payment blockage provisions described under “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness,” insofar as they apply to any Guarantor of the senior subordinated debt securities, will also prohibit such Guarantor from making any payment under its Guarantee of the senior subordinated debt securities if a default on any of its Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity.

The consolidation of any Guarantor with, or the merger of any Guarantor into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all its assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor for the purposes of the subordination provisions described above under “— Subordination Following Insolvency or Bankruptcy” if the successor or transferee Person shall, as part of that transaction and if required by the provisions described above under “— Guarantees — Additional Guarantors,” become a Guarantor in accordance with the applicable provisions described above under “— Guarantees — Additional Guarantors.”

As a result of these subordination provisions, our creditors and creditors of the Guarantors who hold neither our senior subordinated debt securities nor our Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of our senior subordinated debt securities.

If this prospectus is being delivered in connection with a series of senior subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will indicate the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Subordination of Subordinated Debt Securities and Guarantees

Our subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner provided in the subordinated indenture, to all of our existing and future “Senior Indebtedness,” including the senior debt securities and the senior subordinated debt securities. Each Guarantee of subordinated debt securities by a Guarantor will be an unsecured obligation of such Guarantor and will be subordinate and junior in right of payment, to the extent and in the manner provided in the subordinated indenture, to all of such Guarantor’s existing and future Senior Indebtedness, including any Guarantees of senior debt securities and senior subordinated debt securities.

The subordinated indenture defines “Senior Indebtedness” with respect to us or any Guarantor of the subordinated debt securities, as the case may be, to mean the principal of (and premium, if any) and unpaid interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Laws, whether or not the payment of such interest is permitted by law) or accrued original issue discount on and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by us or such Guarantor, as the case may be, whether outstanding on the date of the subordinated indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Debt; provided, however, that the following will not constitute Senior Indebtedness of ours or of such Guarantor, as the case may be:

•

any Debt of ours or of such Guarantor, as the case may be, as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other Debt of ours or of such Guarantor, as the case may be, not expressly subordinated to such Debt;

•

any Debt of ours or of such Guarantor, as the case may be, which by its terms refers explicitly, in our case, to the subordinated debt securities, or, in the case of such Guarantor, to the Guarantees of the subordinated debt securities and states that such Debt shall not be senior in right of payment to the subordinated debt securities or the Guarantees of the subordinated debt securities, as the case may be;

•	in our case, any of our Debt in respect of the subordinated debt securities;

•	in the case of such Guarantor, all Guarantees of such Guarantor in respect the subordinated debt securities;

•	in our case, any of our Debt to any of our Subsidiaries;

•	in the case of such Guarantor, any Debt of such Guarantor to any Subsidiary of such Guarantor or of ours;

•

in our case, any of our Debt to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in our consolidated financial statements;

•

in the case of such Guarantor, any Debt of such Guarantor to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in our or such Guarantor’s consolidated financial statements;

•	in our case, any of our Debt that by its terms ranks pari passu with or subordinate to the subordinated debt securities; and

•	in the case of such Guarantor, any Debt of such Guarantor that by its terms ranks pari passu with or subordinate to such Guarantor’s Guarantees of the subordinated debt securities.

The subordinated indenture provides that, for purposes of the foregoing definition, all references to Debt of any Guarantor shall include all obligations of such Guarantor as a guarantor of any Debt of others and, without limitation to the foregoing, any guarantee by such Guarantor of (a) senior debt securities issued by us under the senior indenture, and (b) senior subordinated debt securities issued by us under our senior subordinated indenture.

Subordination Following Insolvency or Bankruptcy. The subordinated indenture provides that, upon any distribution of our assets in the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets, or

•	our liquidation, dissolution or other winding up, whether voluntary or involuntary, or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities, then and in that event:

•

holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all of our Senior Indebtedness, or provision will be made for that payment in cash, before holders of subordinated debt securities are entitled to receive any payment on account of the principal of or any premium or interest on or any other amount owing in respect of the subordinated debt securities; and

•

any payment or distribution of our assets, of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which holders of subordinated debt securities would be entitled but for the subordination provisions in the subordinated indenture will, subject to limited exceptions, be paid directly to the holders of our Senior Indebtedness or their representatives to the extent necessary to pay in full all of our Senior Indebtedness.

If, notwithstanding the provisions described in the preceding paragraph, the trustee under the subordinated indenture or the holder of any subordinated debt securities receives any payment or distribution of our assets, subject to limited exceptions, before all of our Senior Indebtedness is paid in full or payment of all of our Senior Indebtedness is provided for, that payment or distribution will be held in trust for the benefit of and paid over or delivered to the holders of that Senior Indebtedness or their representatives to the extent necessary to pay all of our Senior Indebtedness in full.

Our consolidation with or our merger into another corporation or our liquidation or dissolution following the conveyance or transfer of all or substantially all our assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities for the purposes of the subordination provisions described above if the successor or transferee Person shall, as a part of that transaction, comply with the conditions described under “— Consolidation, Merger and Sale of Assets.”

Prohibition on Payments Following Acceleration of the Subordinated Debt Securities. If payment of any of our subordinated debt securities is accelerated because of an Event of Default, we must promptly notify holders of our Senior Indebtedness of the acceleration. We may not pay or acquire the subordinated debt securities until 135 days have passed after that acceleration occurs and may thereafter pay or acquire the subordinated debt securities only if we are permitted to do so under the subordination provisions of our subordinated indenture.

Prohibition on Payments Following Certain Defaults on Senior Indebtedness. We may not make any payment of the principal of or any premium or interest on or any other amount owing in respect of the subordinated debt securities, and we may not acquire any subordinated debt securities for cash or property, if:

•	a default on our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, and

•

unless that default relates to a Payment Default, that default is either the subject of judicial proceedings or we receive notice of the default. If we receive notice of the default, then a similar notice received within nine months after the original notice relating to the same default on the same issue of our Senior Indebtedness will not be effective for purposes of the provisions described in this paragraph.

We may resume making payments on the subordinated debt securities and may acquire subordinated debt securities if and when:

•

(1) 135 days pass after, in the case of a Payment Default, the later of the date that payment was due and the expiration of any applicable grace period for that payment or, in the case of any other such default, the date the related judicial proceedings commence or that notice of the default is given to us, as the case may be, and (2) the Senior Indebtedness in respect of which the default exists has not been declared due and payable in its entirety within that 135 day period or, if declared due and payable, that declaration has been rescinded, waived or annulled; or

•	the default with respect to the applicable Senior Indebtedness is cured or waived,

and, in any case described above, the subordination provisions of the subordinated indenture otherwise permit the payment or acquisition of subordinated debt securities at that time.

If, notwithstanding the provisions described in the two immediately preceding paragraphs, we make any payment to the trustee for, or the holders of, the subordinated debt securities that is prohibited by those provisions, then that payment will be held in trust for the benefit of and be paid over or delivered to the holders of the Senior Indebtedness or their representatives.

Subordination Provisions Applicable to the Guarantors and Prohibitions on Payments by the Guarantors. A Guarantor’s obligations under its Guarantee of our subordinated debt securities are subordinated obligations of such Guarantor. As a result, a Guarantor’s obligations to make payments under its Guarantee of our subordinated debt securities will be subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor on substantially the same terms (as described above) that our obligations to make payments on our subordinated debt securities are subordinated in right of payment to all of our existing and future Senior Indebtedness. Accordingly, payments under each Guarantor’s Guarantee of the subordinated debt securities will be subordinated to the prior payment of all Senior Indebtedness of such Guarantor under subordination and payment blockage provisions substantially the same as those pursuant to which our obligations under the subordinated debt securities will be subordinated to the prior payment of our Senior Indebtedness as described above. For example, if there is any insolvency or bankruptcy case or proceeding relative to a Guarantor, holders of Senior Indebtedness of such Guarantor will be entitled to receive payment in full of all amounts due or to become due in respect of the Senior Indebtedness of such Guarantor before any payment is made under its Guarantee of the subordinated debt securities, all on terms substantially similar to those described above under “— Subordination Following Insolvency or Bankruptcy.” Likewise, each Guarantor will be prohibited from making any payment under its Guarantee of the subordinated debt securities if the subordinated debt securities are accelerated because of an Event of Default or if a default on any of our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, all on terms substantially similar to those described above under “— Prohibition on Payments Following Acceleration of the Subordinated Debt Securities” and “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness.” In addition, the payment blockage provisions described under “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness,” insofar as they apply to any Guarantor of the subordinated debt securities, will also prohibit such Guarantor from making any payment under its Guarantee of the subordinated debt securities if a default on any of its Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity.

The consolidation of any Guarantor with, or the merger of any Guarantor into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all its assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor for the purposes of the subordination provisions described above under “— Subordination Following Insolvency or Bankruptcy” if the successor or transferee Person shall, as part of that transaction and if required by the provisions described above under “— Guarantees — Additional Guarantors,” become a Guarantor in accordance with the applicable provisions described above under “— Guarantees — Additional Guarantors.”

As a result of these subordination provisions, our creditors and creditors of the Guarantors who hold neither our subordinated debt securities nor our Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of our subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will indicate the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Certain Covenants

Unless otherwise expressly provided in the prospectus supplement applicable to any series of debt securities, the following covenants will apply with respect to each series of senior debt securities but will not apply with respect to any series of senior subordinated debt securities or subordinated debt securities.

Except as described below with respect to the senior indenture, none of the indentures limits the amount of secured or unsecured indebtedness or the amount of lease obligations or other liabilities that may be incurred by us, our subsidiaries or entities in which we have an ownership interest but which do not constitute subsidiaries. Neither we nor any of our subsidiaries is restricted under any of the indentures from paying dividends or issuing or repurchasing securities. In addition, none of the indentures contains any provision that would permit holders of debt securities issued under that indenture to require us to repurchase those debt securities if there is a change in control of us or otherwise, nor do any of the indentures contain provisions intended to protect investors if there is a recapitalization, highly leveraged transaction or other similar transaction affecting us or our subsidiaries. Notwithstanding the foregoing, however, the terms of our 9.100% senior notes due 2017 (the “9.100% Senior Notes”) require us to repurchase those notes if there is a change in control of us, as further described below under “ Description of Debt Securities — Change in Control Trigger for 9.100% Senior Notes due 2017.”

As described below, the senior indenture contains a covenant that limits our ability and the ability of our Restricted Subsidiaries to incur Secured Debt and a covenant that limits our ability and the ability of our Restricted Subsidiaries to enter into certain Sale and Leaseback Transactions. However, these covenants are subject to a number of important exceptions and limitations and prospective purchasers of senior debt securities should carefully review the information with respect to these covenants and the related definitions appearing below. In that regard, the senior indenture does not limit the amount of unsecured indebtedness or the amount of lease obligations (other than lease obligations under certain Sale and Leaseback Transactions) or other liabilities that may be incurred by us and our Restricted Subsidiaries, nor does the senior indenture limit the amount of indebtedness, whether secured or unsecured, or the amount of lease obligations or other liabilities that may be incurred by our subsidiaries which are not Restricted Subsidiaries or by entities in which we have an ownership interest but do not constitute Restricted Subsidiaries.

The senior indenture contains, among others, the following covenants:

Restrictions on Secured Debt. The senior indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the senior debt securities are secured equally and ratably with (or prior to) such Secured Debt; provided that this restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt which is secured by Security Interests:

(1) on (a) model homes, (b) homes held for sale, (c) homes that are under contract for sale, (d) contracts for the sale of homes, (e) land (improved or unimproved), (f) manufacturing plants, (g) warehouses or (h) office buildings, and fixtures and equipment located thereat or thereon;

(2) on property at the time of its acquisition by us or a Restricted Subsidiary which Security Interests secure obligations assumed by us or a Restricted Subsidiary in connection with the acquisition of such property or on the property of a corporation or other entity at the time it is merged into or consolidated with us or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or consolidation or where the Security Interest attaches to or affects any property that we or a Restricted Subsidiary own prior to such transaction);

(3) arising from conditional sales agreements or title retention agreements with respect to property we or a Restricted Subsidiary acquire;

(4) incurred by us or a Restricted Subsidiary in connection with pollution control, industrial revenue, water, sewage or any similar financing;

(5) securing Indebtedness of a Restricted Subsidiary owing to us or a Restricted Subsidiary that is wholly owned (directly or indirectly) by us and Security Interests securing our Indebtedness owing to a Guarantor; and

(6) for the sole purpose of extending, renewing or replacing in whole or in part Secured Debt referred to in the foregoing clauses (1) to (5), inclusive, or in this clause (6); provided, however, that the Secured Debt excluded pursuant to this clause (6) shall be excluded only in an amount not to exceed the principal amount of the Secured Debt being extended, renewed, or replaced at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the assets subject to the Security Interest so extended, renewed or replaced (plus refurbishment of or improvements thereon or thereto).

In addition, we and our Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the senior debt securities, if immediately thereafter the sum of (a) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (6) above and any Secured Debt in relation to which the senior debt securities have been secured equally and ratably (or prior to)) and (b) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) of the first sentence, or meeting the requirements set forth in the second sentence, under “— Restrictions on Sale and Leaseback Transactions”) as of the date of determination would not exceed 20% of our Consolidated Net Tangible Assets as of such date.

A substantial portion of the book value of our assets and the assets of our Restricted Subsidiaries could be pledged to secure Indebtedness without violating the foregoing covenant. Among other things, this covenant allows us and our Restricted Subsidiaries to incur Indebtedness secured by homes held for sale, homes that are under contract for sale, contracts for the sale of homes and both improved and unimproved land, which in the past have typically represented a substantial portion of the book value of our consolidated assets. Accordingly, investors should be aware that this covenant allows us and/or our Restricted Subsidiaries to incur substantial amounts of Secured Debt without being required to equally and ratably secure the senior debt securities.

The provisions described above with respect to limitations on Secured Debt are also not applicable to certain types of Non-Recourse Indebtedness by virtue of the definition of Secured Debt, and will not restrict or limit our or our Restricted Subsidiaries’ ability to create, incur, assume or guarantee any unsecured Indebtedness, or the ability of any of our subsidiaries that is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Restrictions on Sale and Leaseback Transactions. The senior indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction after the date of the senior indenture, unless:

(1) notice is promptly given to the trustee under the senior indenture of the Sale and Leaseback Transaction;

(2) we or the relevant Restricted Subsidiary receive fair value for the property sold (as determined in good faith pursuant to a resolution of the Board of Directors delivered to the trustee); and

(3) we or such Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, applies, or enters into a definitive agreement to apply within such 365-day period, an amount equal to the net proceeds therefrom either:

•

to the redemption, repayment or retirement of (a) any senior debt securities outstanding under the senior indenture, (b) any of our indebtedness that is for borrowed money or is evidenced by a bond, note, debenture or similar instrument (other than a trade payable or a current liability arising in the ordinary course of business) and which indebtedness ranks equally in right of payment with the senior debt securities issued under the senior indenture, or (c) any indebtedness of any Guarantor that is for borrowed money or is evidenced by a bond, note, debenture or similar instrument (other than a trade payable or a current liability arising in the ordinary course of business) and which indebtedness ranks equally in right of payment with the Guarantee of such Guarantor, and/or

•	to the purchase by us or any Restricted Subsidiary of property used in our or its respective trade or business.

These provisions will not apply to a Sale and Leaseback Transaction if, at the time such Sale and Leaseback Transaction is entered into, the term of the related lease to us or the applicable Restricted Subsidiary of the property being sold pursuant to such transaction is three years or less. In addition, these provisions will not apply to a Sale and Leaseback Transaction that we and our Restricted Subsidiaries enter into if immediately thereafter the sum of (a) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (6) of the first paragraph under “— Restrictions on Secured Debt” above and any Secured Debt in relation to which the senior debt securities have been secured equally and ratably (or prior to)) and (b) all

Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) of the first sentence, or meeting the requirements set forth in the second sentence, under this caption “— Restrictions on Sale and Leaseback Transactions”) as of the date of determination would not exceed 20% of our Consolidated Net Tangible Assets as of such date.

Change in Control Trigger for 9.100% Senior Notes due 2017

Unlike our other senior notes, with respect to our $265.0 million of 9.100% Senior Notes, unless we have exercised our option to redeem the 9.100% Senior Notes by notifying the holders to that effect as described in the 9.100% Senior Notes, if a Change of Control Triggering Event occurs as defined in the terms of such 9.100% Senior Notes, we will be required to make an offer (a “Change of Control Offer”) to each holder of such 9.100% Senior Notes to repurchase all or any part (equal to $1,000 or any integral multiples of $1,000 in excess thereof) of that holder’s 9.100% Senior Notes on the terms set forth therein. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the 9.100% Senior Notes repurchased, plus accrued and unpaid interest, if any, on the 9.100% Senior Notes repurchased up to, but not including, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, notice will be given to holders of the 9.100% Senior Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the 9.100% Senior Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date that notice is given or, if the notice is given prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs, other than in each case as may be required by law (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all 9.100% Senior Notes or portions of 9.100% Senior Notes properly tendered and not withdrawn pursuant to the terms of the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 9.100% Senior Notes or portions of 9.100% Senior Notes properly tendered; and

•

deliver or cause to be delivered to the trustee the 9.100% Senior Notes properly tendered and accepted together with an officers’ certificate stating the aggregate principal amount of 9.100% Senior Notes or portions of 9.100% Senior Notes being repurchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and price and otherwise substantially in compliance with the requirements for an offer made by us and the third party promptly purchases all 9.100% Senior Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any 9.100% Senior Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

If we are required to offer to repurchase the 9.100% Senior Notes upon the occurrence of a Change of Control Triggering Event, we may not have sufficient funds to repurchase the 9.100% Senior Notes in cash at such time. In addition, our ability to repurchase the 9.100% Senior Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the 9.100% Senior Notes.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 9.100% Senior Notes to require us to repurchase such holder’s 9.100% Senior Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain. In such case, the holders of the 9.100% Senior Notes may not be able to resolve this uncertainty without legal action.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 9.100% Senior Notes as a result of a Change of Control Triggering Event. If the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the 9.100% Senior Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the 9.100% Senior Notes by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the 9.100% Senior Notes, the following terms apply:

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person (as that term is used in Section 13(d)(3) of the Exchange Act), other than to us or one of our subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) our consolidation with, or our merger with or into, any person, or any person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

(5) the adoption by our Board of Directors of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a Change of Control under clauses (1) or (2) above if we become a direct or indirect wholly-owned subsidiary of a holding company and (a) the direct or indirect holders of a majority of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of a majority of our Voting Stock immediately prior to that transaction or (b) the shares of our Voting Stock outstanding immediately prior to such transaction are converted into or exchanged for a majority of the Voting Stock of such holding company immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Director” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date the 9.100% Senior Notes were issued, (2) was nominated for election to our Board of Directors with the approval of a committee of the Board of Directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection by such member to such nomination).

“Investment Grade Rating” means a rating equal to or higher than “Baa3” (or the equivalent) by Moody’s and “BBB-” (or the equivalent) by S&P, or, if applicable, the equivalent investment grade credit rating by any Substitute Rating Agency or Substitute Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s or S&P ceases to rate the 9.100% Senior Notes or fails to make a rating of the 9.100% Senior Notes publicly available for reasons outside of our control, a Substitute Rating Agency in lieu thereof.

“Rating Event” means the rating on the 9.100% Senior Notes is lowered independently by each of the Rating Agencies and the 9.100% Senior Notes are rated below an Investment Grade Rating by each of the Rating Agencies, in each case on any day during the period (which period will be extended so long as either of the Rating Agencies has publicly announced that, as a result of the Change of Control, the rating of the 9.100% Senior Notes is under consideration for a possible downgrade) commencing 60 days prior to the first public announcement of the occurrence of a Change of Control or of our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the Board of Directors of that person.

Consolidation, Merger and Sale of Assets

In addition to the restrictions applicable to the 9.100% Senior Notes, as described above under “Description of Debt Securities — Change in Control Trigger Event for 9.100% Senior Notes due 2017,” each indenture provides that neither we nor any of the Guarantors will, in any transaction or series of related transactions, consolidate or merge with or into any other Person or sell, lease, assign, transfer or otherwise convey all or substantially all its properties and assets to any other Person unless:

•

either (1) we or such Guarantor, as the case may be, shall be the continuing Person (in the case of a merger) or (2) the successor Person (if other than us or such Guarantor, as the case may be) formed by or resulting from the consolidation or merger or to which such properties and assets shall have been sold, leased, assigned, transferred or otherwise conveyed (A) is, in the case of a merger, consolidation or other such transaction involving us, a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on all the debt securities outstanding under such indenture and the due and punctual performance and observance of all our other obligations under such indenture and the debt securities outstanding thereunder, and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of any debt securities outstanding under such indenture that are convertible or exchangeable into Common Stock or other securities and for the affirmation by all the Guarantors of their Guarantees and other obligations under such indenture, and (B) is, in the case of a merger, consolidation or other such transaction involving a Guarantor, a corporation or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) shall expressly assume, by a supplemental indenture, the due and punctual performance and observance of all the Guarantor’s obligations under such indenture (including its Guarantee), and which supplemental indenture shall provide for the affirmation by all the Guarantors of their Guarantees and other obligations under such indenture;

•

immediately after giving effect to such transaction or transactions, no Event of Default under such indenture, and no event that, after notice or lapse of time or both, would become an Event of Default under such indenture, shall have occurred and be continuing; and

•	the trustee shall have received the officers’ certificate and opinion of counsel called for by such indenture.

Upon any consolidation by us or any Guarantor with, or any merger of us or any Guarantor into, any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of ours or any Guarantor to any Person in accordance with the provisions of any indenture described above, the successor Person formed by the consolidation or into which we are or such Guarantor, as the case may be, is merged or to which the sale, lease, assignment, transfer or other conveyance is made shall succeed to, and be substituted for, us or (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) such Guarantor, as the case may be, and may exercise every right and power of ours or (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) such Guarantor, as the case may be, under such indenture with the same effect as if such successor Person had been named as us or such Guarantor, as applicable, therein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under such indenture and, in the case of a transaction involving us, the debt securities issued under such indenture or, in the case of a transaction involving a Guarantor, its Guarantee of such debt securities.

Events of Default

An “Event of Default” with respect to the debt securities of any series issued under any indenture is defined as being:

(1) default in payment of any interest on any of the debt securities of that series when due and continuance of such default for a period of 30 days;

(2) default in payment of any principal of, or premium, if any, on any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in shares of Common Stock or other securities or property);

(3) default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

(4) default by us or any Guarantor in the performance of, or breach of, any other covenant or warranty in such indenture or in any debt security of that series (other than a covenant or warranty included in such indenture solely for the benefit of a series of debt securities other than that series) and continuance of that default or breach for a period of 60 days after notice to us by the trustee under such indenture or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

(5) a default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) of ours or any of our Significant Subsidiaries, whether such Indebtedness existed on the date of such indenture or shall be created thereafter, if (a) such default results from the failure to pay any such Indebtedness when due (provided that no such failure to pay Indebtedness when due shall be deemed to have occurred so long as we or such Significant Subsidiary, as the case may be, shall be contesting whether such Indebtedness is due in good faith by appropriate proceedings) or as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (b) the sum of (x) the principal amount of such Indebtedness plus (y) the aggregate principal amount of all other such Indebtedness in default for failure to pay any such Indebtedness when due or the maturity of which has been so accelerated, equals $20,000,000 or more, individually, or $40,000,000 or more, in the aggregate, without such Indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after notice to us by the trustee under such indenture or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(6) certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries;

(7) the Guarantee of any Guarantor ceases to be in full force and effect (other than by reason of the release of such Guarantor in accordance with such indenture) or is declared by a court or governmental authority of competent jurisdiction to be null and void or unenforceable or the Guarantee of any Guarantor is found by a court or governmental authority of competent jurisdiction to be invalid or a Guarantor denies its liability under its Guarantee (other than by reason of the release of such Guarantor in accordance with the terms of such indenture); or

(8) any other Event of Default established for the debt securities of that series.

No Event of Default with respect to a series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. Each indenture requires the trustee, within 90 days after the occurrence of a default with respect to the debt securities of any series outstanding under that indenture, to mail notice of such default, if known to the trustee, to all holders of debt securities of that series unless the default has been cured or waived. However, each indenture provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of such series (except a default in payment of principal or any premium or interest) if the trustee in good faith determines it is in the interest of the holders to do so. As used in this paragraph, the term “default” means any event or condition that is, or with notice or lapse of time or both would be, an Event of Default.

If an Event of Default with respect to the debt securities of any series occurs and is continuing, either the applicable trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. At any time after the debt securities of any series have been accelerated, but before a judgment or decree based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

Each indenture provides that, subject to the duty of the trustee thereunder during a default to act with the required standard of care, such trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of debt securities of any series issued under that indenture unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to the foregoing, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture with respect to the debt securities of that series.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the indenture under which such debt securities were issued or for any remedy thereunder unless:

(1) such holder previously has given written notice to the trustee under such indenture of a continuing Event of Default with respect to debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee, and offered to the trustee reasonable indemnity against costs, expenses and liabilities incurred in compliance with such request;

(3) in the 60-day period following receipt of the notice, request and offer of indemnity referred to above, the trustee has failed to institute any such proceeding; and

(4) during such 60-day period, the trustee has not received from the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request.

Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indentures, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium or interest on such debt security on the respective dates such payments are due, and to receive any payments required to be made by any Guarantor pursuant to its Guarantee when due, and, in the case of any debt security that is convertible into or exchangeable for other securities or property, to convert or exchange such debt security in accordance with its terms, and to institute suit for the enforcement of any such payment or any such right to convert or exchange, and such right shall not be impaired without the consent of such holder.

We are required to furnish to the trustee annually a statement as to any default in the performance of our obligations under the applicable indenture. Each of the Guarantors also is required to furnish to the trustee annually a statement as to any default in the performance of its obligations under the applicable indenture.

Discharge, Defeasance and Covenant Defeasance

Each indenture provides that, upon our direction, such indenture shall cease to be of further effect with respect to any series of debt securities issued thereunder specified by us (subject to the survival of certain provisions thereof) when:

(1) either (A) all outstanding debt securities of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (B) all outstanding debt securities of such series have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption by us within one year and, in each case, we have deposited with the applicable trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date thereof, as the case may be;

(2) we have paid all other sums payable under such indenture with respect to the debt securities of such series; and

(3) certain other conditions specified in the indenture are met.

Subject to meeting the conditions described below, we may elect with respect to any series of debt securities either:

(1) to defease and be discharged from any and all obligations with respect to the debt securities of such series (except for, among other things, the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold money for payment in trust) (“defeasance”); or

(2) to be released from our obligations with respect to the debt securities of such series under certain restrictive covenants in the indenture (including, in the case of any series of senior debt securities, the covenants described above under “— Certain Covenants — Restrictions on Secured Debt” and “— Certain Covenants — Restrictions on Sale and Leaseback Transactions”), and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the debt securities of such series (“covenant defeasance”);

in either case upon the irrevocable deposit with the applicable trustee (or other qualifying trustee), in trust for such purpose, of money, or Government Obligations that through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of public accountants, to pay the principal of and any premium and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be. Upon any defeasance (but not covenant defeasance) of the debt securities of any series, the Guarantors will be released from their Guarantees of the debt securities of that series.

Such defeasance or covenant defeasance with respect to the debt securities of any series shall be effective if, among other things,

(1) it shall not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or is bound;

(2) in the case of defeasance, we shall have delivered to the applicable trustee an opinion of independent counsel stating that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of the applicable indenture there has been a change in applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(3) if the action is taken under the senior subordinated indenture or subordinated indenture, no event or condition exists that, pursuant to the subordination provisions in that indenture, prevents us, or with notice or lapse of time or both would prevent us, from making payments on the debt securities of that series on the date we make the deposit of cash or Government Obligations into trust or at any time during the period ending on and including the 91st day after the date of such deposit into trust;

(4) in the case of covenant defeasance, we shall have delivered to the applicable trustee an opinion of independent counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(5) if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of such series, provided such debt securities are redeemed on a particular redemption date, we shall have given the applicable trustee irrevocable instructions to redeem such debt securities on such date.

It shall also be a condition to the effectiveness of such defeasance or covenant defeasance that no Event of Default or event that, with notice or lapse of time or both, would become an Event of Default with respect to the debt securities of such series shall have occurred and be continuing on the date of deposit of cash or Government Obligations into trust and, solely in the case of defeasance, no Event of Default described in clause (6) of the first paragraph under “— Events of Default” above shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit into trust.

If we effect covenant defeasance with respect to the debt securities of any series, then any failure by us to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default with respect to the debt securities of such series. However, if the debt securities of such series are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or Government Obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such debt securities at the time of any acceleration resulting from such Event of Default. However, we and the Guarantors would remain liable to make payment of such amounts due at the time of acceleration.

Modification, Waivers and Meetings

Each indenture contains provisions permitting us, the Guarantors and the applicable trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under such indenture that is affected by the modification or amendment, to modify, amend or eliminate any of the provisions of such indenture (including the Guarantees of the debt securities of such series) or of the debt securities of such series or the rights of the holders of the debt securities of such series under such indenture; provided that no such modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, on, or any installment of interest, if any, on any debt securities;

•	reduce the principal amount of any debt securities or any premium on any debt securities;

•	reduce the rate of interest on any debt securities;

•	reduce the amount payable on any debt securities upon redemption thereof by us;

•	change any place where, or the currency in which, any debt securities are payable;

•	impair a holder’s right to institute suit to enforce the payment of any debt securities when due;

•

modify in any manner adverse to holders the obligations of the Guarantors in respect to the due and punctual payment of the principal of, or premium or interest, if any, on any debt securities or release any Guarantor from its obligations under its Guarantee otherwise than in accordance with the terms of such indenture; or

•

reduce the aforesaid percentage of debt securities of any series issued under such indenture the consent of whose holders is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of such indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities;

without in each such case obtaining the consent of each holder of each outstanding debt security issued under such indenture so affected.

In addition, we may not amend our senior subordinated indenture or our subordinated indenture to alter the subordination of any outstanding debt securities issued under that indenture or any Guarantees of any such debt securities without first obtaining the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected by the amendment.

Each indenture also contains provisions permitting us, the Guarantors and the applicable trustee, without notice to or the consent of the holders of any debt securities issued thereunder, to modify or amend such indenture in order to, among other things:

•	add to the Events of Default or the covenants made by us or the Guarantors for the benefit of the holders of all or any series of debt securities issued under such indenture;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to cure any ambiguity or correct or supplement any provision therein that may be defective or inconsistent with other provisions therein or to make any other provisions with respect to matters or questions arising under such indenture that shall not adversely affect the interests of the holders of any series of debt securities issued thereunder;

•

to provide for the assumption of our or a Guarantor’s obligations in the case of a merger, consolidation or sale, lease, assignment, transfer or other conveyance of all or substantially all of our or its properties and assets in accordance with the provisions of the indenture;

•	to secure the debt securities;

•	to add Guarantors or to evidence the release of any Guarantor in accordance with the provisions of the indenture;

•	to qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939; or

•

to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision.

Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive compliance by us and the Guarantors with certain covenants and other provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of or any premium or interest on any debt securities of such series; or in the case of any debt securities that are convertible into or exchangeable for Common Stock or other securities or property, a default in any such conversion or exchange; or in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

Each indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent that must be given by the holder of each outstanding debt security affected thereby, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, other than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

In determining whether the holders of the requisite principal amount of the outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under an indenture or are present at a meeting of holders of debt securities for quorum purposes, any debt security of that series owned by us or any Guarantor or any other obligor on such debt securities or the Guarantees of such debt securities or any Affiliate of ours, any Guarantor or such other obligor shall be deemed not to be outstanding.

Applicable Law

The indentures, the Guarantees and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

U.S. Bank National Association is the trustee under the senior indenture. U.S. Bank National Association is one of a number of banks with which we and our subsidiaries maintain ordinary banking relationships. U.S. Bank National Association is trustee under the indenture relating to our outstanding senior subordinated notes. U.S. Bank National Association makes no representations or warranties regarding the securities or the adequacy or accuracy of this prospectus, except as provided herein under “Description of Debt Securities–Concerning the Trustee.”

Certain Definitions

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest rate per annum of the outstanding debt securities of all series outstanding under the applicable indenture at the date of determination, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Bankruptcy Laws” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Board of Directors” means our board of directors or any committee of that board duly authorized to act generally or in any particular respect for us under the applicable indenture.

“Capital Lease” means with respect to any Person at any date, any lease of property the liability under which, in accordance with generally accepted accounting principles, is required to be capitalized on such Person’s balance sheet or for which the amount of the liability thereunder is required to be disclosed in a note to such balance sheet.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) in or of such Person, including, without limitation, common stock, preferred stock, limited liability company interests and partnership and joint venture interests; provided that, notwithstanding the foregoing, the term “Capital Stock,” as used in the proviso to the definition of “Common Stock,” of any Person means any and all shares, interests, participations or other equivalents (however designated) in or of the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Common Stock” of any Person means all Capital Stock of the Person that is generally entitled to (1) vote in the election of directors of the Person or (2) if the Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of the Person; provided that, notwithstanding the foregoing, the term “Common Stock,” as used in the proviso to the definition of “Subsidiary,” of any Person means all Capital Stock of such Person that is generally entitled to: (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a combined balance sheet of KB Home and its Restricted Subsidiaries under GAAP (less applicable reserves and other properly deductible items) after deducting therefrom:

(1) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106;

(2) investments in Subsidiaries that are not Restricted Subsidiaries; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

“Debt” means, with respect to any Person at any date, without duplication, (1) all obligations of such Person for borrowed money, (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (4) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (5) all obligations of such Person as lessee under Capital Leases, (6) all Debt of others for the payment of which such Person is responsible or liable as obligor or guarantor and (7) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person.

“Domestic Significant Subsidiary” means, as of any date of determination, a Significant Subsidiary (1) that is organized under the laws of the United States or any state thereof or the District of Columbia and (2) the majority of the assets of which (as reflected on a balance sheet of such Subsidiary prepared in accordance with GAAP) is located in the United States.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“Financial Services Subsidiary” means KB HOME Mortgage Company, an Illinois corporation, and any other Subsidiary, if any, engaged in mortgage banking (including mortgage origination, loan servicing, mortgage brokerage and title and escrow businesses), master servicing and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other related activities.

“GAAP” and “generally accepted accounting principles” mean, unless otherwise specified with respect to any series of debt securities issued under the applicable indenture, such accounting principles as are generally accepted in the United States as of the date or time of any computation required thereunder; provided that, notwithstanding the foregoing, the term “generally accepted accounting principles,” as used in the subordination provisions of the indentures and in the definition of “Capital Lease,” means generally accepted accounting principles as in effect and implemented by us from time to time.

“Guarantor” or “Guarantors” means, with respect to the debt securities issued under any indenture, (1) KB HOME Coastal Inc., a California corporation; KB HOME Greater Los Angeles Inc., a California corporation; and KB HOME Orlando LLC, a Delaware limited liability company, and (2) any Person that becomes a guarantor of debt securities under such indenture pursuant to the provisions described above under “— Guarantees — Additional Guarantors,” or otherwise enters into a supplemental indenture pursuant to which such Person becomes a guarantor of debt securities under such indenture, but excluding in each case any Person whose Guarantee has been released pursuant to such indenture. If a successor Person replaces any of the Guarantors named in clause (1) of the preceding sentence in accordance with the provisions of the applicable indenture, the term “Guarantor” shall, for purposes of such indenture, thereafter include such successor instead of the Guarantor originally named in such clause (1).

“Indebtedness” means, without duplication, with respect to any Person,

(1) any liability of such Person (A) for borrowed money, or (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (C) for the payment of money relating to a Capitalized Lease Obligation, or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(2) any liability of others described in the preceding clause (1) that such Person has guaranteed or that is otherwise its legal liability;

(3) all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and

(4) any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (1), (2) and (3) above.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Non-Recourse Indebtedness” means Indebtedness secured by a Security Interest in or on property to the extent that the liability for such Indebtedness (and any premium, if any, and interest thereon) is limited to the security of such property without liability on our part or on the part of any of our Subsidiaries for any deficiency, including liability by reason of any agreement by us or any of our Subsidiaries to provide additional capital or maintain the financial condition of or otherwise support the credit of the Person incurring such Indebtedness, but provided that obligations or liabilities of ours or our Subsidiaries solely for indemnities, covenants or breaches of warranties, representations or covenants in respect of any Indebtedness will not prevent such Indebtedness from being classified as Non-Recourse Indebtedness.

“Person” means any individual, Corporation, joint venture, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. As used in the immediately preceding sentence, the term “Corporation” means corporations, partnerships, associations, limited liability companies and other companies, and business trusts. Notwithstanding the foregoing provisions of this paragraph, the term “Person,” as used in the subordination provisions of the indentures, in the definitions of “Capital Lease,” “Debt” and “Trade Payables” and in the proviso to the definitions of “Capital Stock,” “Common Stock” and “Subsidiary,” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redeemable Capital Stock” means any Capital Stock of any Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is required or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the debt securities of any series outstanding under the applicable indenture, or (2) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

“Restricted Subsidiary” means any Subsidiary which is not a Financial Services Subsidiary.

“Sale and Leaseback Transaction” means a sale or transfer made by us or a Restricted Subsidiary (except a sale or transfer made to us or another Restricted Subsidiary) of any property which is either (a) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of our Consolidated Net Tangible Assets as of the date of determination or (b) another property or group of properties (not including model homes) whose book value exceeds 5% of our Consolidated Net Tangible Assets as of the date of determination, in each case if such sale or transfer is made with the agreement, commitment or intention of leasing such property to us or a Restricted Subsidiary.

“Secured Debt” means any Indebtedness which is secured by (i) a Security Interest in or on any of our property or any property of any Restricted Subsidiary or (ii) a Security Interest in or on shares of stock owned directly or indirectly by us or a Restricted Subsidiary in a corporation or in or on equity interests owned by us or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in or on our rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which we or a Restricted Subsidiary has an equity interest; provided that “Secured Debt” shall not include Non-Recourse Indebtedness that is secured exclusively by “land under development,” “land held for future development,” or “improved lots and parcels,” as such categories of assets are determined in accordance with GAAP. The securing in the foregoing manner of any Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

“Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation S-X was in effect on June 1, 1996).

“Subject Notes” means, with respect to any series of debt securities issued under an indenture, debt securities of any other series issued under that indenture.

“Subsidiary” means any (1) corporation the majority of the Common Stock of which is owned, directly or indirectly, by us or one or more of our Subsidiaries and (2) entity other than a corporation the majority of the Common Stock of which is owned, directly or indirectly, by us or one or more of our Subsidiaries; provided that, notwithstanding the foregoing, the term “Subsidiary,” as used in the subordination provisions of the indentures and in the definition of “Senior Indebtedness,” of any Person means (a) any corporation at least a majority of the aggregate voting power of the Common Stock of which is owned by such Person, directly or through one or more other Subsidiaries of such Person, and (b) any entity other than a corporation at least a majority of the Common Stock of which is owned by such Person, directly or through one or more other Subsidiaries of such Person.

“Substitute Credit Facility” means any credit facility (as the same may be amended, supplemented or modified from time to time) of ours which is created subsequent to December 18, 2003, so long as we are a borrower under such Substitute Credit Facility.

“Trade Payables” means, with respect to any Person, accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed by such Person in the ordinary course of business in connection with the obtaining of materials or services.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 290,000,000 shares of common stock, with 77,005,075 shares of our common stock outstanding on May 31, 2011. Our grantor stock ownership trust held an additional 11,048,044 shares of our common stock on that date, and 27,095,467 shares of our common stock were held in treasury. We are also authorized to issue (i) 25,000,000 shares of special common stock, none of which is outstanding, and (ii) 10,000,000 shares of preferred stock, none of which is outstanding. However, we have reserved 2,900,000 shares of our Series A Participating Cumulative Preferred Stock, which we sometimes refer to as the “rights preferred stock,” for issuance under our stockholder rights plan as described below. At May 31, 2011, our common stock was held by 877 holders of record.

The following summarizes certain provisions of our restated certificate of incorporation and stockholder rights plan. These summaries are not complete and are subject to, and are qualified in their entirety by reference to, our restated certificate of incorporation and stockholder rights plan. We have filed copies of these documents with the SEC and have incorporated them by reference as exhibits to the registration statement of which this prospectus is a part. You should read these documents, which may be obtained as described above under “Where You Can Find More Information.”

Common Stock and Special Common Stock

Voting. Our common stock and special common stock generally have identical rights, except holders of common stock are entitled to one vote per share while holders of our special common stock are entitled to one-tenth of a vote per share on all matters to be voted on by stockholders and except that holders of our special common stock have the conversion rights described below. Holders of common stock and special common stock are not entitled to cumulate their votes in the election of directors. Generally all matters to be voted on by stockholders must be approved by a majority of the combined voting power of the outstanding shares of common stock and special common stock, voting together as a single class, subject to any voting rights of holders of any outstanding preferred stock. Any amendments to our restated certificate of incorporation generally must be approved by a majority of the combined voting power of all shares of common stock and special common stock, voting together as a single class. However, an amendment that adversely affects the rights of the common stock or special common stock must be approved by a majority of the votes entitled to be cast by holders of the affected class, voting as a separate class, in addition to the approval of a majority of the votes entitled to be cast by the holders of the common stock and special common stock voting together as a single class.

Preemptive Rights; Conversion. Our common stock and special common stock have no preemptive rights, and neither provides for redemption. Our common stock is not convertible into any other securities. If we make a tender or exchange offer for shares of our common stock or if another person makes a tender offer for our common stock, each share of special common stock will be convertible at the option of the holder into one share of common stock solely to enable those shares of common stock to be tendered pursuant to that offer. Each share of special common stock converted into common stock and not purchased pursuant to that offer will be automatically reconverted into one share of special common stock. All our outstanding shares of common stock are fully paid and nonassessable and shares of our special common stock, if issued, will be fully paid and nonassessable.

Dividends. Subject to any prior dividend rights of our outstanding preferred stock, if any, holders of our common stock and special common stock may receive dividends and distributions from funds legally available for dividends in the discretion of our board of directors. Holders of common stock and special common stock will share equally in all dividends and distributions on a per share basis. If we pay dividends or other distributions in capital stock other than preferred stock (including stock splits), only shares of common stock will be distributed with respect to common stock and only shares of special common stock will be distributed with respect to special common stock, in each case in an amount per share equal to the amount per share distributed with respect to the common stock or the special common stock, as the case may be. If we combine or reclassify our common stock or special common stock, the shares of each such class will be combined or reclassified so as to retain the proportionate interest of each class after giving effect to the combination or reclassification.

Distributions on Liquidation. The common stock and special common stock are entitled to share pro rata in any distribution upon our liquidation, dissolution or winding up, after payment or provision for our liabilities and after giving effect to any liquidation preference of any preferred stock.

Reorganization, Consolidation or Merger. If we reorganize, consolidate or merge, each holder of a share of common stock will receive the same kind and amount of property that a holder of a share of special common stock receives, and each holder of a share of special common stock will receive the same kind and amount of property receivable by a holder of common stock.

Preferred Stock

We are authorized to issue preferred stock in one or more series with the designations, rights, preferences and limitations determined by our board of directors, including the consideration to be received for the preferred stock, the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, mandatory retirement provisions, conversion rights and voting rights, all without any stockholder approval.

If we issue preferred stock with voting rights, it could make it more difficult for a third party to acquire control of us and could adversely affect the rights of holders of common stock and special common stock. Preferred stockholders typically are entitled to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation can be made to holders of common stock or special common stock. Also, any voting rights granted to our preferred stock may dilute the voting rights of our common stock and special common stock. Under some circumstances, control of us could shift from the holders of common stock to the holders of preferred stock with voting rights. Certain fundamental matters requiring stockholder approval (such as mergers, sale of assets, and certain amendments to our restated certificate of incorporation) may require approval by the separate vote of the holders of preferred stock in addition to any required vote of the common stock and special common stock.

Stockholder Rights Plan

On January 22, 2009, we adopted a Rights Agreement between us and Mellon Investor Services LLC, as rights agent, dated as of that date (the “2009 Rights Agreement”), and declared a dividend distribution of one preferred share purchase right for each outstanding share of common stock that was payable to stockholders of record as of the close of business on March 5, 2009. Subject to the terms, provisions and conditions of the 2009 Rights Agreement, if these rights become exercisable, each right would initially represent the right to purchase from us 1/100th of a share of our Series A Participating Cumulative Preferred Stock for a purchase price of $85.00 (the “Purchase Price”). If issued, each fractional share of preferred stock would generally give a stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder, including without limitation any dividend, voting or liquidation rights. The rights will not be exercisable until the earlier of (i) 10 calendar days after a public announcement by us that a person or group has become an Acquiring Person (as defined under the 2009 Rights Agreement) and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would beneficially own 4.9% or more of our outstanding common stock.

Until these rights become exercisable (the “Distribution Date”), common stock certificates will evidence the rights and may contain a notation to that effect. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred other than in connection with the transfer of the underlying shares of our common stock. If there is an Acquiring Person on the Distribution Date or a person or group becomes an Acquiring Person after the Distribution Date, each holder of a right, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, that number of shares of our common stock having a market value of two times the Purchase Price. After the later of the

Distribution Date and the time we publicly announce that an Acquiring Person has become such, our board of directors may exchange the rights, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, in whole or in part, at an exchange ratio of one share of common stock per right, subject to adjustment.

At any time prior to the later of the Distribution Date and the time we publicly announce that an Acquiring Person becomes such, our board of directors may redeem all of the then-outstanding rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (the “Redemption Price”). The redemption will be effective immediately upon the board of directors’ action, unless the action provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events, in which case the redemption will be effective in accordance with the provisions of the action. Immediately upon the effectiveness of the redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price, with interest thereon. The rights issued pursuant to the 2009 Rights Agreement will expire on the earliest of (a) the close of business on March 5, 2019, (b) the time at which the rights are redeemed, (c) the time at which the rights are exchanged, (d) the time at which our board of directors determines that Article Ninth in our restated certificate of incorporation is no longer necessary, and (e) the close of business on the first day of a taxable year of us to which our board of directors determines that no tax benefits may be carried forward. At our annual meeting of stockholders on April 2, 2009, our stockholders approved the 2009 Rights Agreement.

Article Ninth of Our Restated Certificate of Incorporation

Article Ninth of our restated certificate of incorporation contains provisions designed to restrict direct and indirect transfers of our common stock if such transfers will affect the percentage of stock owned by any stockholder or relevant group of stockholders who are deemed to own at least 5% or more of our common stock under Section 382 of the Internal Revenue Code, including transfers where the effect would be to increase the direct or indirect ownership of our common stock by any person or relevant group from less than 5% to 5% or more, and transfers where the effect would be to increase the percentage of our common stock owned directly or indirectly by a person or relevant group owning or deemed to own 5% or more of our common stock. Subject to certain conditions, Article Ninth also prohibits any person or relevant group deemed to own 5% or more of our common stock from disposing of any shares of our common stock without the express consent of our board of directors. Any direct or indirect transfer of our common stock attempted in violation of the provisions of Article Ninth is deemed void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the attempted transfer), and the purported transferee (or, in the case of an indirect transfer, the direct owner) would not be recognized as the owner of the subject shares for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares of our common stock, or, in the case of options, receiving the underlying common stock in respect of the exercise of such options. In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the subject common stock to our agent along with any dividends or other distributions paid with respect to such common stock. Our agent is required to sell such common stock in an arms’ length transaction (or series of transactions) that do not constitute a violation of Article Ninth. The net proceeds of any such sale, together with any other distributions with respect to the subject common stock received by our agent, after deduction of the agent’s costs, will be distributed first to the purported transferee in an amount, if any, up to the cost incurred by the purported transferee to acquire the subject common stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the subject common stock is sold by the purported transferee, such person will be treated as having sold such common stock on behalf of our agent and will be required to remit all proceeds to our agent, except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such common stock.

Additional Provisions of Our Restated Certificate of Incorporation

We have adopted certain defensive measures, including restricting stockholders’ ability to call special meetings of stockholders, implementing our stockholder rights plan and amending our restated certificate of incorporation to provide that Section 203 of the Delaware General Corporation Law shall apply to us. In addition, our restated certificate of incorporation prohibits stockholder action by written consent.

These defensive measures could require a potential acquiror of us to pay a higher price than might otherwise be the case or to obtain the approval of a larger percentage of our stockholders than might otherwise be the case. These measures may also discourage a proxy contest or make it more difficult to complete a merger involving us, or a tender offer, open-market purchase program or other purchase of our shares, in circumstances that would give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. Under Section 203, if a person or group acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested stockholder”) without prior board of directors approval, the interested stockholder may not, for a period of three years, engage in a wide range of business combination transactions with the corporation. However, this restriction does not apply to a person who becomes an interested stockholder in a transaction resulting in the interested stockholder owning at least 85% of the corporation’s voting stock (excluding from the outstanding voting stock, shares held by persons who are directors and also officers and shares held pursuant to employee stock plans without confidential tender offer decisions), or to a business combination approved by our board of directors and authorized by the affirmative vote of a least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. In addition, Section 203 does not apply to certain business combinations proposed subsequent to the public announcement of specified business combination transactions which are not opposed by our board of directors.

Transfer Agent

As of the date of this prospectus, the transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

The prospectus supplement relating to a particular issue of warrants to purchase debt securities, preferred stock, depositary shares or common stock will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities, preferred stock, depositary shares or common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•

if applicable, the number of shares of preferred stock, common stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock as specified in the applicable prospectus supplement and/or free writing prospectus. We may offer depositary shares rather than offering fractional shares of preferred stock of any series. Subject to the terms of the applicable deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and, if applicable, dividend disbursing agent for the depositary shares. We anticipate that we will enter into a separate deposit agreement for the depositary shares representing fractional interests in preferred stock of each series.

Holders of depositary receipts will be deemed to agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The following is a summary of selected terms of the depositary shares and the related depositary receipts and deposit agreement. The deposit agreement, the depositary receipts, our restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that have been, or will be, filed with the SEC will set forth all of the terms relating to each issue of depositary shares. To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in a prospectus supplement or free writing prospectus differ from any of the terms described below, then the terms described below will be deemed to have been superseded by the applicable terms described in that prospectus supplement or free writing prospectus. The following summary of selected provisions of the depositary shares and the related depositary receipts and deposit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable depositary receipts and deposit agreement, including terms defined in those documents.

Immediately following our issuance of shares of a series of preferred stock that will be offered as depositary shares, we will deposit the shares of preferred stock with the applicable depositary, which will then issue and deliver the depositary receipts. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the securities or property and distributing the net proceeds to the holders.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or ratably as the depositary will decide.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any moneys or other property to which the holders of the depositary shares were entitled upon the redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the applicable office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After the withdrawal of shares of preferred stock as described in the preceding sentence, the holders of those shares of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for those shares of preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution relating to the preferred stock in connection with our liquidation, dissolution or winding up, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares and receipts, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the applicable office of the depositary — and at other places as it thinks is advisable — any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States and must have a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as “stock purchase contracts.” The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock, depositary shares, debt obligations of third parties, including United States Treasury securities, any other securities described in the applicable prospectus supplement or free writing prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in some circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing that holder’s obligations under the original purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement or free writing prospectus will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid securities. This description is not complete and the description in the applicable prospectus supplement or in the applicable free writing prospectus will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary agreements, relating to the stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in an applicable prospectus supplement or free writing prospectus differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement or free writing prospectus. Selected United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts may also be discussed in the applicable prospectus supplement or free writing prospectus.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of those methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Munger, Tolles & Olson LLP, our outside counsel, will issue to us an opinion about the validity of the offered securities.

EXPERTS

The consolidated financial statements of KB Home appearing in KB Home’s Annual Report (Form 10-K) for the year ended November 30, 2010, and the effectiveness of KB Home’s internal control over financial reporting as of November 30, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with the securities registered hereby.

SEC registration fee	*
Legal fees	$75,000
Accounting fees	15,000
Trustees’ fees	15,000
Printing and engraving expenses	20,000
Blue sky fees and expenses	5,000
Miscellaneous	3,000

*	We are registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.

Item 15.	Indemnification of Directors and Officers

Delaware Registrants

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Article 6(d) of our restated certificate of incorporation provides that we will indemnify its directors and officers and may indemnify any other employees or agents to the full extent permitted by the DGCL.

Article 6(c) of our restated certificate of incorporation provides that its directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the full extent permitted by the DGCL.

We have purchased directors’ and officers’ liability insurance policies which insure against certain liabilities incurred by its directors and officers.

KB HOME Orlando LLC (“Orlando”) is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Orlando’s limited liability company agreement provides that its member shall not have any liability whatsoever for the obligations or liabilities of Orlando, except as provided in the Delaware Limited Liability Company Act.

In addition, this agreement limits the liability of, and provides indemnity to, (a) any officers, directors, shareholders, partners, employees or authorized agents of Orlando or its affiliates and (b) any officer, employee or authorized agent of its member or any person or other entity that directly or indirectly controls, is controlled by, or is under common control with its member ((a) and (b) collectively, “Covered Persons”), in each case for any loss, damage, claim or expense (including, but not limited to, legal fees) incurred by such Covered Person by reason of any act or omission (whether or not constituting negligence) made in good faith on Orlando’s behalf and in a manner reasonably believed to be within the scope of authority conferred by Orlando’s limited liability company agreement. No Covered Person, other than Orlando’s member, shall be entitled to limited liability or be indemnified for acts or omissions constituting gross negligence or willful misconduct.

This agreement further provides that Orlando’s member shall be entitled to indemnification for any loss, damage, claim or expense (including, but not limited to, legal fees) it incurs by reason of any act or omission made in good faith on Orlando’s behalf. This agreement also states that indemnity of Orlando’s member shall be provided solely out of Orlando’s available assets.

This agreement allows Orlando to purchase and maintain insurance as its member deems reasonable on behalf of Covered Persons, and other persons or entities as the member shall determine, against any liability that may be asserted against, or expenses that may be incurred by, any such person or entity in connection with the activities of Orlando, regardless of whether the agreement would allow for indemnification.

These provisions of this agreement apply to any former member of Orlando for all acts or omissions made when it was a member to the same extent as if it were still a member.

California Registrants

KB HOME Coastal Inc. and KB HOME Greater Los Angeles Inc. are incorporated under the laws of the State of California. Section 317 of the California Corporations Code provides that a corporation may indemnify directors and officers who are parties or are threatened to be made parties to any proceeding (except actions by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action is or was pending determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for expenses. Section 317 of the California Corporations Code provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, shareholders vote, agreement or otherwise.

Article 5 of the Articles of Incorporation of KB HOME Coastal Inc. provides that the corporation’s directors will not be liable to the corporation for monetary damages to the fullest extent permitted by California law.

Article 6 of the Articles of Incorporation of KB HOME Coastal Inc. provides that the corporation may indemnify its agents for breaches of duty to the corporation and its shareholders in excess of indemnification expressly permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code, and may provide insurance for its agents as set forth in Section 317 of the California Corporations Code.

Article 5 of the Bylaws of KB HOME Coastal Inc. provides that KB HOME Coastal Inc. will indemnify its agents as permitted by Section 317 of the California Corporations Code. Article 5 of the Bylaws of KB HOME Greater Los Angeles Inc. provides that KB HOME Greater Los Angeles Inc. may indemnify its agents to the fullest extent permitted by the California Corporations Code. Each of these Articles permits the respective corporation to purchase insurance on behalf of its agents against liability asserted against or incurred by the agents in their capacity as such.

Indemnification for Liabilities Arising under the Securities Act of 1933

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index that appears immediately following the signature pages of this registration statement. Such Exhibit Index is hereby incorporated in this Item 16 by reference.

Item 17.	Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB Home certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 20th day of September, 2011.

KB HOME

By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY T. MEZGER Jeffrey T. Mezger	President, Chief Executive Officer and Director (Principal Executive Officer)	September 20, 2011

/s/ JEFF J. KAMINSKI Jeff J. Kaminski	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 20, 2011

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 20, 2011

/s/ BARBARA ALEXANDER Barbara Alexander	Director	September 20, 2011

/s/ STEPHEN F. BOLLENBACH Stephen F. Bollenbach	Chairman of the Board	September 20, 2011

/s/ TIMOTHY W. FINCHEM Timothy W. Finchem	Director	September 20, 2011

/s/ KENNETH M. JASTROW, II Kenneth M. Jastrow, II	Director	September 20, 2011

/s/ ROBERT L. JOHNSON Robert L. Johnson	Director	September 20, 2011

/s/ MELISSA LORA Melissa Lora	Director	September 20, 2011

/s/ MICHAEL G. MCCAFFERY Michael G. McCaffery	Director	September 20, 2011

/s/ LESLIE MOONVES Leslie Moonves	Director	September 20, 2011

/s/ LUIS G. NOGALES Luis G. Nogales	Director	September 20, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Coastal Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 20, 2011.

KB HOME COASTAL INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ STEPHEN J. RUFFNER Stephen J. Ruffner	President and Director (Principal Executive Officer)	September 20, 2011

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	September 20, 2011

/s/ CORY F. COHEN Cory F. Cohen	Director	September 20, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Greater Los Angeles Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 20, 2011.

KB HOME GREATER LOS ANGELES INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ STEPHEN J. RUFFNER Stephen J. Ruffner	President and Director (Principal Executive Officer)	September 20, 2011

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	September 20, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Orlando LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 20, 2011.

KB HOME ORLANDO LLC

By:	KB HOME Florida LLC,
Its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ GEORGE GLANCE George Glance	President (Principal Executive Officer)	September 20, 2011

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2011

EXHIBIT INDEX

1.1**	Form of Underwriting Agreement relating to securities registered hereby.

4.1	Restated Certificate of Incorporation, as amended (incorporated by reference to KB Home’s Current Report on Form 8-K dated April 7, 2009).

4.2	By-Laws, as amended and restated on April 5, 2007 (incorporated by reference to KB Home’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2007).

4.3	Certificate of Designation of Series A Participating Cumulative Preferred Stock (incorporated by reference to KB Home’s Registration Statement No. 33-30140 on Form S-1).

4.4	Amended Certificate of Designation of Series A Participating Cumulative Preferred Stock (incorporated by reference to KB Home’s Registration Statement No. 001-09195 on Form 8-A/A).

4.5	Senior Indenture, dated as of January 29, 2004, between KB Home, the Guarantors party thereto and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Registration Statement No. 333-114761 on Form S-4).

4.6	First Supplemental Indenture to the Senior Indenture, dated as of January 28, 2004, by and among KB Home, the Guarantors party thereto and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Registration Statement No. 333-114761 on Form S-4).

4.7	Second Supplemental Indenture to the Senior Indenture, dated as of June 30, 2004, by and among KB Home, the Guarantors party thereto and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Registration Statement No. 333-119228 on Form S-4).

4.8	Third Supplemental Indenture to the Senior Indenture, dated as of May 1, 2006, by and among KB Home, the Guarantors party thereto and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Current Report on Form 8-K dated May 1, 2006).

4.9	Fourth Supplemental Indenture to the Senior Indenture, dated as of November 9, 2006, by and between the Company, the Guarantors named therein and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Current Report on Form 8-K dated November 13, 2006).

4.10	Fifth Supplemental Indenture to the Senior Indenture, dated as of August 17, 2007, by and between the Company, the Guarantors named therein and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Current Report on Form 8-K dated August 22, 2007).

4.11**	Form of Senior Debt Security.

4.12	Form of Senior Subordinated Indenture (incorporated by reference to KB Home’s Registration Statement No. 333-120458 on Form S-3).

4.13**	Form of Senior Subordinated Debt Security.

4.14	Form of Subordinated Indenture (incorporated by reference to KB Home’s Registration Statement No. 333-120458 on Form S-3).

4.15**	Form of Subordinated Debt Security.

4.16	Form of Certificate for Common Stock (incorporated by reference to KB Home’s Registration Statement No. 333-14977 on Form S-3).

4.17**	Form of Certificate of Designation of Preferred Stock.

4.18**	Form of Certificate for Preferred Stock.

4.19**	Form of Deposit Agreement.

4.20**	Form of Depositary Receipt (to be included as an exhibit to the Deposit Agreement).

4.21**	Form of Purchase Contract Agreement.

4.22**	Form of Pledge Agreement.

4.23	Rights Agreement between KB Home and Mellon Investor Services, LLC, as Rights Agent, dated January 22, 2009 (incorporated by reference to KB Home’s Current Report on Form 8-K/A dated January 28, 2009).

4.24**	Form of Warrant Agreement (including form of warrant certificate).

5.1*	Opinion of Munger, Tolles & Olson LLP as to the legality of securities to be issued.

12.1*	Computation of Ratios of Earnings to Fixed Charges.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1).

24	Powers of Attorney (included on signature pages).

25.1*	Statement of Eligibility and Qualification of U.S. Bank National Association as trustee under the Senior Indenture.

25.2**	Statement of Eligibility and Qualification of the Senior Subordinated Indenture Trustee under the Trust Indenture Act.

25.3**	Statement of Eligibility and Qualification of the Subordinated Indenture Trustee under the Trust Indenture Act.

*	Filed herewith.
**	To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.